UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 12, 2011

INDEPENDENCE HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	010306	58-1407235
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

96 Cummings Point Road, Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (203) 358-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240a-12)

⁯Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.02 Results of Operations and Financial Condition.

This information set forth under this Item 2.02 is intended to be furnished under this Item 2.02 "Results of Operations and Financial Condition." Such information, including the Exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On May 12, 2011, Independence Holding Company issued a news release announcing its 2011 First-Quarter results, a copy of which is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c)

Exhibits:

Exhibit 99.1

News Release of Independence Holding Company dated May 12, 2011: Independence Holding Company Announces 2011 First-Quarter Results.

.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INDEPENDENCE HOLDING COMPANY

(Registrant)

By: Teresa A. Herbert /s/ Teresa A. Herbert Teresa A. Herbert Senior Vice President and Chief Financial Officer	Date:	May 12, 2011

INDEPENDENCE HOLDING COMPANY	CONTACT: DAVID T. KETTIG
96 CUMMINGS POINT ROAD	(212) 355-4141 Ext. 3047
STAMFORD, CONNECTICUT 06902	www.IHCGroup.com
NYSE: IHC

NEWS RELEASE

INDEPENDENCE HOLDING COMPANY ANNOUNCES

2011 FIRST-QUARTER RESULTS

Stamford, Connecticut, May 12, 2011. Independence Holding Company (NYSE: IHC) today reported 2011 first-quarter.  This press release contains both GAAP and non-GAAP financial information for which reconciliations can be found at the end of this release.

Financial Results

Net income per share from continuing operations attributable to IHC was $.21 per share, diluted, or $3,184,000, for the three months ended March 31, 201 compared to $1.05 per share, diluted, or $16,161,000, for the three months ended March 31, 2010. As a result of acquiring a controlling interest in American Independence Corp. (AMIC) in March 2010, IHC recorded a gain of $16,733,000, net of $11,097,000 of taxes, ($1.09 per share) on its investment in AMIC in the first quarter of 2010.

Revenues decreased 10% to $104,319,000 for the three months ended March 31, 2011 compared to revenues for the three months ended March 31, 2010 of $116,350,000.

IHC reported operating income1 per share of $.23 per share, diluted, or $3,509,000, for the three months ended March 31, 2011, compared to $.02 per share, diluted, or $230,000, for the three months ended March 31, 2010.

Chief Executive Officer’s Comments

Roy Thung, Chief Executive Officer, commented, “The Company’s financial condition remains very strong as our book value per share remained relatively steady at $15.11 per share at March 31, 2011 as compared to $15.14 at December 31, 2010, and stockholders’ equity at March 31, 2011 reached $239 million.”

Mr. Thung continued, “The Company increased its overall retention in our fully insured line and is very pleased with the improved combined ratio in this segment. We are also gratified that, as of May 1, 2011, we have consolidated our owned MGUs into one functional unit that we have branded as IHC Risk Solutions (“IHCRS”).  This consolidation significantly enhances our operational efficiencies, allows us to be more focused on our underwriting results and combines the regional knowledge of our owned MGUs in order to deliver medical stop-loss on a direct basis.  We experienced an increase in the combined ratio in our medical stop-loss segment arising from prior year development in our loss ratio and an increase in our expense ratio due to larger profit sharing on one program.   We believe that medical stop-loss business written in 2011 will be quite profitable due to: (i) the underwriting and sales discipline resulting from the consolidation of IHCRS; (ii) the 20% average rate increases achieved by IHCRS on January renewal business; (iii) reduction in run-out from poorly performing non-owned programs that have been cancelled; and (iv) a hardening of the market.  In addition we will retain more risk on our business as a result of our increased capital base, which will increase our net retained premiums and our future profits starting next year.  IHC continues to experience reduced investment income due to low yields (4.4% for the first quarter of 2011) and the low duration of our portfolio.   We are pleased to report that our overall portfolio continues to be in an unrealized gain position and is rated, on average, AA.”

Non-GAAP Financial Measures

The Company provides non-GAAP financial measures to complement its consolidated financial statements presented in accordance with GAAP: (i) Operating income is income from continuing operations net of income or losses attributable to non-controlling interests and excluding net realized gains or losses, other-than-temporary impairment losses and gain on bargain purchase, net of applicable income taxes; and (ii) Operating income per share is operating income (loss) on a per share basis.  These non-GAAP financial measures are intended to supplement the user's overall understanding of the Company's current financial performance and its prospects for the future.  Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding realized gains or losses, net of taxes, that, when excluded from the GAAP results, may provide additional understanding of the Company's core operating results or business performance.  However, these non-GAAP financial measures are not intended to supersede or replace the Company's GAAP results.  A reconciliation of the non-GAAP results to the GAAP results is provided in the "Reconciliation of GAAP Income from Continuing Operations to Non-GAAP Income from Continuing Operations” schedule below.

About Independence Holding Company

IHC is a holding company principally engaged in the life and health insurance business and the acquisition of blocks of policies through its insurance company subsidiaries (Standard Security Life Insurance Company of New York, Madison National Life Insurance Company, Inc. and Independence American Insurance Company) and its managing general underwriters, third-party administrators, and marketing affiliates.  Standard Security Life markets medical stop-loss, small group major medical, short-term medical, major medical for individuals and families, limited medical, group long and short-term disability and life, dental, vision and managed health care products. Madison Life sells group life and disability, medical stop-loss, small group major medical, major medical for individuals and families, short-term medical, dental, vision, and individual life insurance. Independence American offers medical stop-loss, small group major medical, short-term medical, and major medical for individuals and families. IHC owns certain subsidiaries through its majority ownership of American Independence Corp. (NASDAQ: AMIC), which is a holding company principally engaged in the insurance and reinsurance business.

Certain statements in this news release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements.  Potential risks and uncertainties include, but are not limited to, economic conditions in the markets in which IHC operates, new federal or state governmental regulation, IHC’s ability to effectively operate, integrate and leverage any past or future strategic acquisition, and other factors which can be found in IHC’s other news releases and filings with the Securities and Exchange Commission.

INDEPENDENCE HOLDING COMPANY

FIRST QUARTER REPORT2

March 31, 2011

(In Thousands, Except Per Share Data)

	Three Months Ended
	March 31,
	2011	2010
REVENUES
Premiums earned	$85,873	$70,884
Net investment income	10,116	9,371
Fee income	7,377	7,560
Net realized investment gains (losses)	(202)	349
Other-than-temporary impairment losses	(303)	(1,626)
Equity income from AMIC	-	280
Gain on bargain purchase of AMIC	-	27,830
Other income	1,458	1,702
	104,319	116,350
EXPENSES
Insurance benefits, claims and reserves	64,249	56,828
Selling, general and administrative expenses	35,986	31,435
Amortization of deferred acquisition costs	1,691	1,318
Interest expense on debt	457	471
	102,383	90,052
Income from continuing operations
before income taxes	1,936	26,298
Income taxes (benefits)	(1,864)	9,921

Income from continuing operations	3,800	16,377

Discontinued operations:
Loss from discontinued operations	-	(127)

Net Income	3,800	16,250
Less income from noncontrolling interests in
subsidiaries	(616)	(216)

NET INCOME ATTRIBUTABLE TO IHC	$3,184	$16,034

Basic income (loss) per common share:
Income from continuing operations	$.21	$1.06
Loss from discontinued operations	-	(.01)
Basic income per common share	$.21	$1.05

WEIGHTED AVERAGE SHARES OUTSTANDING	15,479	15,341

Diluted income (loss) per common share:
Income from continuing operations	$.21	$1.05
Loss from discontinued operations	-	(.01)
Diluted income per common share	$.21	$1.04

WEIGHTED AVERAGE DILUTED SHARES
OUTSTANDING	15,483	15,345

As of May 11, 2011, there were 15,833,083 common shares outstanding, net of treasury shares.

RECONCILIATION OF GAAP INCOME FROM CONTINUING OPERATIONS TO NON-GAAP INCOME FROM CONTINUING OPERATIONS

(In Thousands, Except Per Share Data)

	Three Months Ended
	March 31,
	2011	2010

Income from continuing operations	$3,800	$16,377

Income from noncontrolling interests in subsidiaries	(616)	(216)
Realized (gains) losses, net of taxes	128	(242)
Other-than-temporary-impairment losses, net of taxes	197	1,044
Gain on bargain purchase of AMIC, net of taxes	-	(16,733)

Operating income from continuing operations	$3,509	$230

Non - GAAP basic income per common share:
Operating income from continuing operations	$.23	$.02

Non - GAAP diluted income per common share:
Operating income from continuing operations	$.23	$.02

Included in the realized gains, net of taxes, above are IHC’s proportionate share of AMIC’s realized gains (losses) net of taxes. The other-than-temporary-impairment losses are primarily due to the write down in value of certain Alt-A mortgage fixed maturities.

Footnotes

1 Operating income is a non-GAAP measure representing income from continuing operations net of (income) losses attributable to non-controlling interests and excluding net realized investment gains (losses), other-than-temporary impairment losses and gain on bargain purchase of AMIC, net of applicable income tax. The Company believes that the presentation of operating income may offer a better understanding of the core operating results of the Company.  A reconciliation of income from continuing operations to operating income is included in this press release.

2 IHC applied business acquisition accounting and consolidated the financial results of AMIC as of March 5, 2010, resulting in a consolidated statement of income which consolidates approximately one month of AMIC results and reflects the equity method of accounting for the first two months of 2010.